Exhibit 99.2

TOWER BANCORP INC.
CONSOLIDATED INCOME STATEMENT
(UNAUDITED)

	SIX	SIX
	MONTHS	MONTHS
	06-30-07	06-30-06
INTEREST INCOME
INTEREST AND FEES ON LOANS	$13,982,969	$8,626,316
INTEREST ON INVESTMENT SECURITIES	1,468,197	1,433,548
INTEREST ON FED FUNDS SOLD	1,025,494	218,541

	$16,476,660	$10,278,405
INTEREST EXPENSE
INTEREST ON DEPOSITS	5,959,907	2,501,125
INTEREST ON OTHER BORROWED MONEY	1,021,898	1,068,404

	$6,981,805	$3,569,529

NET INTEREST INCOME	$9,494,855	$6,708,876
PROVISION FOR LOAN LOSSES	300,000	130,000

NET INTEREST INCOME AFTER PROVISION	$9,194,855	$6,578,876

OTHER INCOME:
INVESTMENT SERVICES & FEE INCOME	1,894,984	1,224,601
OTHER OPERATING INCOME	338,695	175,015
INVESTMENT SECURITIES GAINS (LOSSES)	1,689,366	1,483,725

	$3,923,045	$2,883,341

OTHER EXPENSES:
SALARIES,WAGES AND OTHER BENEFITS	$4,158,153	$2,777,532
OCCUPANCY EXPENSE	524,442	365,758
FURNITURE AND FIXTURE EXPENSE	1,300,475	780,677
OTHER OPERATING EXPENSES	2,187,396	1,458,831

	$8,170,466	$5,382,798

INCOME BEFORE TAXES	$4,947,434	$4,079,419
APPLICABLE INCOME TAXES	1,265,265	1,089,633

NET INCOME	$3,682,169	$2,989,786

NET INCOME PER SHARE:	$1.56	$1.63

NUMBER OF SHARES OUTSTANDING	2,342,170	2,371,400

AVERAGE SHARES OUTSTANDING	2,355,853	1,836,538